UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2005
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-17.1

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 9, 2005, Morris C. Aaron, tendered his resignation from the Board of Directors (the “Board”) of Zila, Inc. (the “Company”) effective on such date. His resignation letter is attached as Exhibit 17.1. Mr. Aaron was not standing for re-election at the Company’s annual shareholder meeting to be held on December 15, 2005 (the “Annual Meeting”) as disclosed in the Company’s proxy statement (the “Proxy Statement”) for such Annual Meeting, filed on November 7, 2005 with the Securities and Exchange Commission. Mr. Aaron indicated in his resignation letter that he does not have any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or any other matter.
     Mr. Aaron was chairman of the Company’s Audit Committee and was also designated the “financial expert” of the Audit Committee pursuant to Nasdaq Marketplace Rule 4350(d)(2)(A) and applicable Securities and Exchange Commission rules and regulations. As set forth in the Proxy Statement, Kurt R. Krauss has been nominated to stand for election to the Board at the Annual Meeting, and, if elected, the Board anticipates appointing Mr. Krauss as chairman of the Audit Committee and designating him as the Audit Committee “financial expert”.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Resignation Letter of Morris C. Aaron dated November 9, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.

Dated: November 10, 2005	By:	/s/ Gary V. Klinefelter

Gary V. Klinefelter Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
17.1	Resignation Letter of Morris C. Aaron dated November 9, 2005